UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 3, 2026

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 avenue de la République 92320 Châtillon France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC *
American Depositary Shares, each representing five ordinary shares, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the registration of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 3, 2026 the Board of Directors (the “Board”) of DBV Technologies S.A. (the “Company”), upon recommendation of the Compensation Committee (the “Committee”) of the Board, approved the DBV Technologies 2026 Performance Share Unit Plan (the “Plan”), and granted performance share units pursuant to the Plan (“PSUs”) to Daniel Tassé, the Company’s Chief Executive Officer (the “CEO,” or, alternately, the participant), with an award grant date of June 5, 2026 (the “Grant Date”). The Plan was implemented by decision of the Board based on the authorization of the shareholders of the Company granted to the Board pursuant to the 35th resolution approved at the Annual General Meeting held on June 3, 2026, to award free shares to employees and corporate officers of the Company and its subsidiaries, in accordance with relevant provisions of the French Commercial Code.

The Company is granting the CEO conditional rights to receive ordinary shares of the Company under the Plan. The rights granted are referred to as “Performance Share Units,” each of which represents a conditional right to receive one ordinary share of the Company. The vesting of the Performance Share Units is subject to the achievement of key Company milestones and a continued employment condition, thereby aligning long-term value with both performance and leadership continuity. The total number of Performance Share Units granted to the CEO is 4,060,000.

The vesting of the PSUs is subject to the achievement of two performance conditions (the “Performance Conditions”), each relating to U.S. Food and Drug Administration (“FDA”) approval of a biologics license application (“BLA”) for Viaskin Peanut (“VP”), and shall be considered satisfied as of the date the Board certifies the Company’s receipt of the final regulatory acceptance or approval.

Specifically, the Performance Conditions are as follows:

•

FDA First Approval of VP: Upon the first FDA approval of a VP BLA (regardless of the age group concerned), 2,900,000 PSUs shall become eligible to vest, subject to the other terms and conditions of the Plan.

•

FDA Second Approval of VP: Upon the second FDA approval of a VP BLA (i.e., an approval following the first approval referred to above, for a different VP indication or age group), 1,160,000 PSUs shall become eligible to vest, subject to the other terms and conditions of the Plan.

For purposes of the foregoing, if the FDA were to approve a single VP BLA covering both age groups, the corresponding Performance Condition shall be deemed satisfied completely, and all PSUs shall become eligible to vest. PSUs for which the relevant Performance Conditions are not achieved on or prior to July 1, 2028 (the “Vesting Date”) are automatically cancelled and forfeited without compensation. Subject to the terms of the Plan, the Vested Shares (as defined below) will be delivered to the CEO in four installments, each consisting of 25% of the Vested Shares (which are not necessarily equal in number of shares and may be subject to rounding), on the following dates or as soon as practicable immediately thereafter: July 1, 2028, January 1, 2029, July 1, 2029, and January 1, 2030. The Vested Shares will be freely transferable and not subject to a holding period.

The vesting of the PSUs is subject to Mr. Tassé remaining CEO (Directeur Général) of the Company or otherwise employed by the Company for the full duration of the vesting period, from the Grant Date up to and including the Vesting Date, which must be continuous and without interruption, except as otherwise expressly provided in the Plan (the “Continued Employment Condition”), subject to certain exceptions for death, Disability (as defined in the Plan), a Qualifying Retirement (as defined in the Plan), or a termination without Cause or for Good Reason (each as defined in the Plan). PSUs shall be deemed to be Vested Shares following satisfaction of both of the Continued Employment Condition and one or both Performance Conditions. Delivery of such Vested Shares shall occur in accordance with the delivery schedule described above. Upon the occurrence of a Change in Control (as defined in the Plan), all Performance Conditions shall be deemed achieved as of the date of occurrence of the Change in Control, and the corresponding PSUs shall remain subject only to the Continued Employment Condition. The Continued Employment Condition, subject to the exceptions to the Continued Employment Condition described above, will continue to apply following a Change in Control. Further, the delivery schedule described above will continue to apply, other than in the case of death or Disability, in which case Vested Shares shall be delivered within ninety (90) days of the applicable event.

In the case of a Qualifying Retirement or a termination without Cause or for Good Reason, only Performance Conditions achieved prior to the date of such termination or retirement shall result in vesting of the corresponding Performance Share Units. Except as otherwise determined by the Board, no additional Performance Share Units shall vest in respect of Performance Conditions that have not been achieved (or deemed achieved) as of the date of such event.

Notwithstanding the foregoing, to the extent a grant pursuant to the Plan constitutes “deferred compensation” under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the CEO is deemed a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A) will be issued or paid before the date that is six (6) months and one (1) day following the date of such separation from service (or, if earlier, the date of death), and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.

The terms of the Plan may be amended or supplemented by the Board if it deems such amendment or supplement to be appropriate and not adverse to the interests of the CEO, or by mutual agreement with the CEO. In addition, the Board may, in its discretion, substitute a cash payment of equivalent value in lieu of delivery of Vested Shares if the CEO is not a French tax resident at the time of delivery, to be valued by the Board of Directors on or around the scheduled delivery date of such Vested Shares, or by reference to an average price over a period preceding such date.

The above is a summary of the material terms of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the PSUs contained herein is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	2026 Performance Share Unit Plan (English translation) (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on S-8, filed on June 4, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DBV Technologies S.A.

Date: June 5, 2026	By:	/s/ Virginie Boucinha
	Name:	Virginie Boucinha
	Title:	Chief Financial Officer